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                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Deleware corporation, hereby consent to the joint filing of a Schedule 13(g) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: February 17, 1998            /S/ DANIEL R. MILLER
                                   Daniel R. Miller



                                   DANIEL R. MILLER TRUST


                                   By /S/ DANIEL R. MILLER
                                      Daniel R. Miller, Trustee



                                   DOUBLE DIAMOND ENTERPRISES, INC.

                                   DANIEL R. MILLER TRUST


                                   By /S/ DANIEL R. MILLER
                                      Daniel R. Miller, Trustee